EXHIBIT 4.3.17A


                                   EXCERPT OF
                                MINUTES OF ACTION
                                     BY THE
                               BOARD OF DIRECTORS
                                       OF
                           GENERAL COMMUNICATION, INC.
                                 APRIL 26, 2002


                           RESOLVED, that Amendment #3 to the Qualified Employee Stock Purchase Plan of General Communication, Inc. is adopted effective as of the dates indicated thereon.